UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

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OPTIONS MEDIA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-147245	26-0444290
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

123 NW 13th Street, Suite 300, Boca Raton, Florida 33432

(Address of Principal Executive Office) (Zip Code)

(561) 314-3479

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 11, 2009, the Company restructured $1,141,000 of its outstanding secured indebtedness previously due December 31, 2009, by issuing shares of the Company’s Series A Convertible Preferred Stock (the “Series A”) in exchange for cancellation of $595,000 of outstanding indebtedness held by GRQ Consultants, Inc. 401(k) (“GRQ”) and by issuing shares of the Company’s Series A in exchange for cancellation of $546,000 of outstanding indebtedness held by Mr. Michael Brauser.  The Series A has a liquidation preference equal to the stated value (or $595,000 and $546,000, respectively), is convertible into common stock for a two-year period following issuance at a price of $0.035 per share and votes on an as converted basis with the common stock.  In addition, the remaining indebtedness held by Mr. Barry Honig, an affiliate of GRQ, and Mr. Brauser was modified by issuing new notes convertible at $0.035 per share in the amount of $272,000 to Mr. Honig and $109,000 to Mr. Brauser (the “New Notes”).  The convertible notes are due 60 days from the date of issuance and will be fully secured subject only to existing senior indebtedness.  The Series A and the New Notes have price protection with regard to future financings for periods of 18 months and two years, respectively.  In addition, if within two years from the issuance of the New Notes the Company engages in a future financing and issues warrants or other securities as partial consideration to future investors, the holders of the New Notes shall receive similar warrants based upon the percentage issued to future investors in relation to the outstanding principal amount of New Notes then held by Messrs. Honig and Brauser, as applicable.

The Company agreed to register all of the shares of common stock issuable upon conversion of the Series A and the convertible notes issued and to be issued with additional creditors.  The Company’s Board of Directors authorized converting all of the existing remaining indebtedness into Series B Preferred Stock or convertible notes with similar terms to those issued to Messrs. Honig and Brauser.  The Company also authorized the issuance of shares of common stock in satisfaction of outstanding sums due to trade creditors.  The Company’s Board of Directors approved increasing the outstanding common stock to 300,000,000 shares of common stock and authorized management to solicit proxies to obtain shareholder approval of the increase.  Finally, the Company issued options to purchase 14,850,000 shares of its common stock to employees and directors exercisable at $0.035 per share over a five year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Options Media Group Holdings, Inc.

By:	/s/ SCOTT FROHMAN
Scott Frohman Chief Executive Officer

Date:  December 15, 2009